Exhibit 4.6



                              ASARCO INCORPORATED
                           1996 STOCK INCENTIVE PLAN


     1. Purposes. The purposes of the ASARCO Incorporated 1996 Stock Incentive Plan are:

          (a) To further the growth, development and success of the Company and its Subsidiaries by enabling the executive and other key salaried employees of the Company and its Subsidiaries to acquire a continued proprietary interest in the Company, thereby increasing their personal interests in such growth, development and success; and

          (b) To maintain the ability of the Company and its Subsidiaries to attract and retain highly qualified and experienced employees by offering them an opportunity to acquire a continued proprietary interest in the Company and its Subsidiaries which will reflect the growth, development and success of the Company and its Subsidiaries.

Toward these objectives, the Committee may grant Options, Stock Appreciation Rights, Limited Rights, Other Stock-Based Awards or award Restricted Stock or Dividend Equivalents to such employees or pay such employees' bonuses (if any) or other compensation in Common Stock or award or grant any combination thereof, all pursuant to the terms and conditions of the Plan (each, an "Award").

     2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          (a) "ADDITIONAL ANNUAL INCREMENT" shall have the meaning set forth in Section 4(a).

          (b)  "AGREEMENT" shall have the meaning set forth in Section 3(e).

          (c)  "AWARD" shall have the meaning set forth in Section 1.

          (d)  "AWARD GAIN" shall have the meaning set forth in Section 12(a).

          (e) "AWARD LIMIT" shall mean an aggregate of 375,000 shares of Common Stock applicable collectively to all Awards during any period of three consecutive calendar years (as adjusted in accordance with Section
     17).

          (f)  "BOARD" shall mean the Board of Directors of the Company.

          (g) "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

          (h) "COMMITTEE" shall mean the Organization and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          (i) "COMMON STOCK" shall mean the no par value common stock of the Company.

          (j) "COMPANY" shall mean ASARCO Incorporated, a New Jersey corporation, or any successor entity.

          (k) "COMPOSITE TAPE" shall mean the Composite Tape for New York Stock Exchange issues, or any successor thereto.

          (l) "COUPLED STOCK APPRECIATION RIGHTS" shall have the meaning set forth in Section 7.

          (m) "DIVIDEND EQUIVALENTS" shall mean the equivalent value (in cash or Common Stock) of dividends paid on Common Stock subject to Other Stock-Based Awards, which are granted under, and determined in accordance with Section 11.

          (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

          (o)  "EXERCISE EVENT" shall have the meaning set forth in Section
     7(e).

          (p) "FAIR MARKET VALUE" of a share of Common Stock or other Company or Subsidiary equity securities as of a given date shall be the mean of the high and low sales prices for a share of Common Stock or such securities as reported on the Composite Tape for such date; provided, however, that if there is no sale of shares of Common Stock or such securities reported on the Composite Tape on such date, such fair market value shall be the mean between the bid and asked prices for a share of Common Stock or such securities reported on the Composite Tape at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock or such securities provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of paragraph (a) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

          (q) "INCENTIVE STOCK OPTION" shall mean an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

          (r) "INDEPENDENT STOCK APPRECIATION RIGHTS" shall have the meaning set forth in Section 7.

          (s) "LIMITED RIGHT" shall mean a limited stock appreciation right granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 7(e).

          (t) "NOTICE" shall mean written notice actually received by the Company at its offices, which may be delivered in person to the Company's Controller or sent by facsimile to the Company's Controller, or sent by certified or registered mail or reputable overnight courier, prepaid, addressed to the Company at 180 Maiden Lane, New York, New York 10038,
     Attention: Controller, or such other address or facsimile number as may be furnished in writing by the Company to any Participant.

          (u) "OPTION" shall mean an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either Incentive Stock Options or stock options other than Incentive Stock Options.

          (v) "OPTIONEE" shall mean a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

          (w) "OTHER STOCK-BASED AWARDS" shall mean Awards granted to Participants under the Plan that are valued in whole or in part by reference to, or otherwise based on, the value of a share of Common Stock, in accordance with the terms and conditions set forth in Section 10.

          (x) "PARTICIPANT" shall mean an executive or key salaried employee of the Company or its Subsidiaries selected to participate in the Plan pursuant to Section 3.

          (y) "PERFORMANCE CRITERIA" applicable to Awards under the Plan, shall mean one or more of the following, as selected by the Committee:
     (i) return on equity calculated by dividing net earnings by either (A) beginning stockholders' equity or (B) invested capital, or (ii) actual consolidated beneficial mined copper production. For purposes of the preceding sentence, equity and invested capital shall exclude unrealized gain on securities reported at fair value. Net earnings may be defined by the Committee as reported net earnings, earnings before non-recurring items (as identified in the Company's annual financial statements and management's discussion and analysis), net earnings before extraordinary items, net earnings before the cumulative effect of changes in accounting principles, or operating income.

          (z) "PERMANENT DISABILITY" shall mean a permanent disability under the terms of the Company's long-term disability plan; provided, however, that, for purposes of Incentive Stock Options, "Permanent Disability" shall mean "permanent and total disability" as set forth in Section 22(e)(3) of the Code. The Committee may require medical evidence of Permanent Disability, including medical examinations by physicians selected by it, at the expense of the Company.

          (aa) "PLAN" shall mean this ASARCO Incorporated 1996 Stock Incentive Plan.

          (ab) "PREDECESSOR PLAN" shall have the meaning set forth in Section 18(h).

          (ac) "RESTRICTED STOCK" shall mean Common Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 8.

          (ad)  "RESTRICTION PERIOD" shall have the meaning set forth in
     Section 8(b).

          (ae) "RULE 16b-3" shall mean Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

          (af)  "SEC" shall mean the Securities and Exchange Commission.

          (ag) "STOCK APPRECIATION RIGHT" shall mean a stock appreciation right granted to a Participant under the Plan and in accordance with the terms and conditions of Section 7 and shall include both Coupled Stock Appreciation Rights and Independent Stock Appreciation Rights.

          (ah) "SUBSIDIARY" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

     3. Administration of the Plan. (a) The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms and conditions.

     (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three (3) members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and, to the extent necessary for the Plan and/or Awards thereunder to satisfy the requirements and conditions of Rule 16b-3, a "disinterested person," as defined by Rule 16b-3 (or a "non-employee director" under Rule 16b-3 as proposed to be amended by the SEC, if such amendments are finally adopted by the SEC substantially as proposed); provided, however, that if one or more of the members of the Committee does not qualify as such an "outside director" or a "disinterested person" (or a "non-employee director," if applicable) at the time any Award is granted, such Award nevertheless shall be deemed to be properly authorized and issued under the Plan and shall remain in full force and effect subject to the other terms and conditions contained in the Plan and the relevant Agreement. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering Notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

     (c) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Agreements; (ii) construe any ambiguous provision in the Plan and/or the Agreements; (iii) determine eligibility for participation in the Plan; (iv) select Participants; (v) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (vi) establish rules and regulations and administrative guidelines for carrying out the Plan and amend, rescind or waive such rules or regulations or administrative guidelines as it from time to time deems proper; (vii) determine whether Awards to a Participant are to be granted alone or in combination or in tandem; (viii) to the extent permitted under the Plan and the applicable Agreement, accelerate the exercisability of any Option, Stock Appreciation Right or Other Stock-Based Award (if applicable), or the termination of any Restriction Period with respect to Restricted Stock when such acceleration and/or termination would be in the best interest of the Company; (ix) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (x) to the extent permitted under the Plan and the applicable Agreement, permit the transfer of an Award or the exercise of an Award by one other than the Participant who received the grant of such Award; (xi) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Award; (xii) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Award; (xiii) in accordance with the Plan, establish and administer any performance goals in connection with any Awards, including the Performance Criteria to which such performance goals relate and the applicable measurement periods, and certify whether, and to what extent, any such performance goals have been met; and (xiv) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan and its determination of eligibility to participate in the Plan. In the absence of a showing of arbitrariness or bad faith, as to which the claimant shall have the burden of proof, decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

     (d) In accordance with the terms and conditions and subject to the limitations of the Plan, the Committee, in its discretion, shall: (i) select, from time to time, from amongst those eligible, the employees to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's management; (ii) determine whether such Award shall take the form of an Option other than an Incentive Stock Option, Coupled Stock Appreciation Right, Independent Stock Appreciation Right, Limited Right, Restricted Stock, bonuses or other compensation payable in Common Stock, Other Stock-Based Award (and, if so, the form thereof), Dividend Equivalents or any combination thereof; and (iii) determine the number of shares of Common Stock to be included in such Awards and the periods for which such Awards will be outstanding. Such employees who are selected to participate in the Plan shall be referred to collectively herein as "Participants." Awards, including Awards under the same section of the Plan, need not be uniform as to all grants and recipients thereof.

     (e) Each Award shall be evidenced by an option agreement or award agreement (an "Agreement"), which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; however, two or more Awards to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; however, no person shall have any rights under any Award unless and until the Participant to whom the Award shall have been granted shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, the Committee shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

     (f) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a memorandum or other written instrument or instruments signed by all members of the Committee, shall be the actions of the Committee.

     (g) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys or consultants, accountants, appraisers, brokers or other persons as it deems necessary or appropriate. In accordance with Section 19, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or such other persons.

     (h) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

     (i) The Committee may, in its discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 3; provided, however, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects executive officers and directors of the Company, and, provided further, however, the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this paragraph (i) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

     (j) In its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the discretion of the Committee.

     4. Shares of Stock Subject to the Plan. (a) The shares of stock subject to Awards granted under the Plan shall be shares of Common Stock. The total number of shares of Common Stock that may be delivered pursuant to any Awards (excluding any shares delivered with respect to Dividend Equivalents) under the Plan is (i) the amount of shares of Common Stock available for option or award under the Predecessor Plan as of the date of shareholder approval of this Plan, which amount shall not exceed 475,076 shares of Common Stock, of which not more than 54,100 shares may be awarded as Restricted Stock, plus an additional number of shares on January 1 of each calendar year during the duration of the Plan, beginning January 1, 1997, equal to one percent (1.0%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year (the "Additional Annual Increment"), of which (ii) 15% of the amount of shares of Common Stock in (i) above plus an additional amount of shares of Common Stock each calendar year equal to fifteen percent (15%) of the Additional Annual Increment with respect to such year may be awarded as Restricted Stock and (iii) no more than 350,000 shares of Common Stock may be awarded in any calendar year with respect to Incentive Stock Options, or an aggregate of 3,500,000 shares of Common Stock for the duration of the Plan. Shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The exercise of a Stock Appreciation Right, whether paid in cash or Common Stock, shall be deemed to be an issuance of Common Stock for purposes of determining the number of shares delivered under the Plan.

     (b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to a Participant shall not exceed the Award Limit.

     (c)  Notwithstanding any of the foregoing limitations set forth in this
Section 4, the numbers of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 17.

     (d) Any shares of Common Stock subject to an Option or Stock Appreciation Right or Other Stock-Based Award which for any reason expires or is terminated without having been fully exercised and any Restricted Stock which is forfeited may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4; provided, however, that forfeited shares of Common Stock shall not be available for further Awards if the recipient thereof has realized any benefits of ownership from such shares.

     5. Eligibility. Executive and other key salaried employees, including officers, of the Company and its Subsidiaries (but excluding non-employee directors as well as members of the Committee) shall be eligible to receive Awards under the Plan.

     6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be either Incentive Stock Options or Options other than Incentive Stock Options. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

     (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that, subject to paragraph (h)(C) of this
Section 6, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time that the Option is granted.

     (b) Each Option shall be exercisable in whole or in such installments during and over such period ending not later than ten (10) years from the date such Option was granted as may be determined by the Committee and stated in the Agreement, subject to paragraph (h)(C) of this Section 6. In no event may an Option be exercised more than ten (10) years from the date the Option was granted.

     (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of one hundred (100) shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

     (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including, if required by applicable law, applicable taxes, if any. Payment, except as provided in the Agreement, shall be:

          (i) in United States dollars by personal check, subject to collection, or bank draft;

          (ii) by tendering to the Company shares of Common Stock owned by the person exercising the Option (or by such person and his or her spouse), which may include shares received as the result of a prior exercise of an Option, and having a Fair Market Value on the date on which the Option is exercised equal to the cash exercise price applicable to such Option;

          (iii) in accordance with a cashless exercise program established by the Committee in its discretion under which, if so instructed by an Optionee, either (A) shares of Common Stock may be issued by the Company directly to the Optionee's broker or dealer upon receipt in cash of the purchase price thereof under an Option from such broker or dealer, or (B) shares of Common Stock may be issued by the Company directly to the Optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company in cash that portion of the proceeds from the sale of such shares that is equal to the cash exercise price of one or more Options relating to such shares of Common Stock; or

          (iv) by any combination of the consideration provided in the foregoing clauses (i), (ii) and (iii).

     (e) No Optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given Notice to the Company of exercise of his or her Option and paid for such shares, in accordance with the provisions of the Plan.

     (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise (or in the case of an Incentive Stock Option, the date three
(3) months before the date of such exercise) the Optionee was an employee of either the Company or of a Subsidiary or of another corporation referred to in
Section 421(a)(2) of the Code; provided, however, that if any such continuous employment is terminated by death, Permanent Disability, "normal retirement" under a retirement plan of the Company and/or a Subsidiary, or otherwise terminated with the written consent of such employer at any time when the Option, or any portion thereof, is exercisable by the Optionee, such Option may be exercised with respect to that number of shares of Common Stock (subject to adjustment as provided for in Section 17) which the Optionee could have acquired by the exercise of such Option immediately prior to any such termination of employment by the Optionee or the person or persons to whom his or her rights under the Option shall have passed by will or by the laws of descent and distribution or otherwise, at any time prior to the termination date of the Option, as stated in the Agreement; provided further, however, that if any such continuous employment is otherwise terminated by retirement before such "normal retirement" at any time when the Option, or any portion thereof, is exercisable by the Optionee, the Committee may, in its discretion, determine that such Option shall nevertheless be exercisable in accordance with this subsection (f) of Section 6.

     (g) The Committee may, but need not, require such consideration from an Optionee at the time of granting an Option as it shall determine, either in lieu of or in addition to, the limitations on exercisability of such Option imposed under this Section 6.

     (h)(A) Each Option shall state in the Agreement whether it will or will not be treated as an Incentive Stock Option. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any Participant who is not an employee of the Company or a Subsidiary. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

     (h)(B) Notwithstanding any intent to grant Incentive Stock Options, an Option granted under the Plan will not be considered an Incentive Stock Option to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other incentive stock option plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Common Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Common Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

     (h)(C) No Incentive Stock Option shall be granted to a Participant who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at the time such Incentive Stock Option is granted the Option exercise price per share of Common Stock subject to the Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted, and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from such date of grant.

     (i) An Option and any shares of Common Stock received upon the exercise of an Option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and which are specified in the Agreement and may be referred to on the certificates evidencing such shares. The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of an Incentive Stock Option within (i) two years from the date of granting such Incentive Stock Option to such Participant or (ii) one year from the transfer of such shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that an Optionee with respect to an Incentive Stock Option undertake in the applicable Agreement to give such notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give such notice.

     (j) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any Participant shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Options which are cancelled shall continue to be counted against the Award Limit and if, after the grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

     7. Terms and Conditions of Stock Appreciation Rights. Any Stock Appreciation Rights granted by the Committee under the Plan shall, in the discretion of the Committee, either be granted alone ("Independent Stock Appreciation Rights") or in conjunction with all or part of an Option granted under the Plan ("Coupled Stock Appreciation Rights"), and the applicable Agreement shall state whether a Stock Appreciation Right is an Independent Stock Appreciation Right or a Coupled Stock Appreciation Right. Each Stock Appreciation Right shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

     (a) The Committee may grant a Coupled Stock Appreciation Right (i) with respect to an Option which is not an Incentive Stock Option, either at the time such Option is granted or at any subsequent time during the term of such Option, or (ii) with respect to an Incentive Stock Option, only at the time such Incentive Stock Option is granted. A Coupled Stock Appreciation Right shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, in lieu of exercising his or her related Option for all or a portion of the shares of Common Stock covered by such Option, to surrender such Option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds (B) the exercise price stated in such Option multiplied by such number of shares, subject to any limitations on such amount, including any periodic change therein, as the Committee may in its discretion impose, as set forth in the applicable Agreement. A Coupled Stock Appreciation Right shall be exercisable only to the extent and at the time the related Option is exercisable, and the Coupled Stock Appreciation Right shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. An Option with respect to which an Optionee has elected to exercise a Coupled Stock Appreciation Right, as described above, shall, to the extent of the shares covered by such exercise, be canceled automatically and surrendered to the Company, and such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such Coupled Stock Appreciation Right has been so exercised.

     (b) The Committee, in its discretion, shall establish the terms and conditions of Independent Stock Appreciation Rights, including the exercise price thereof, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date any such Independent Stock Appreciation Right is granted, the number of shares of Common Stock covered thereby and the period of time during which any Independent Stock Appreciation Right may be exercised, which shall not extend beyond ten (10) years from the date of grant thereof, and any other terms and conditions the Committee may deem appropriate and which are consistent with the terms and conditions and limitations of the Plan. An Independent Stock Appreciation Right shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, to receive from the Company a payment having a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds
(B) the exercise price stated in the Agreement applicable to such Independent Stock Appreciation Right multiplied by such number of shares, subject to any limitations on such amount, including any periodic change therein, as the Committee may in its discretion impose, as set forth in the applicable Agreement. Except as provided in the Agreement, the right to exercise an Independent Stock Appreciation Right shall terminate as specified in Section 6(f), as if the Independent Stock Appreciation Right were an Option other than an Incentive Stock Option.

     (c) The Company may, in the discretion of the Committee, as set forth in the Agreement, make payment on a properly exercised Stock Appreciation Right:
(i) in cash equal to the excess of the amount described in clause (A) over the amount described in clause (B) of either paragraph (a) or (b) above, as applicable, after taking into account any limitations imposed in accordance therewith; or (ii) in the nearest whole number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise of the Stock Appreciation Right which is not greater than the cash amount calculated in clause (i) above; or (iii) in a combination of the manners described in clauses (i) and (ii) above.

     (d) An election to exercise Stock Appreciation Rights shall be deemed to have been made on the date of Notice of such election to the Company; provided, however, the Committee may provide in the applicable Agreement that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time such Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment to the holder thereof.

     (e) Notwithstanding anything in this Section 7 to the contrary, the Committee may grant Limited Rights to an eligible employee of the Company or a Subsidiary, either alone or in conjunction with all or part of an Option granted to such employee, and, in the case of any such conjunctive grant, at the time of such Option grant or thereafter during the term of such Option. A Limited Right shall be exercisable upon the occurrence of an Exercise Event specified in the applicable Agreement, and shall expire thirty (30) days after the occurrence of such Exercise Event. Exercise Events may include, at the discretion of the Committee and as specified in the applicable Agreement, consummation of a tender or exchange offer for the shares of Common Stock outstanding at the commencement of such offer, or a proxy contest the result of which is the replacement of one-third or more of the members of the Board, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. As determined by the Committee, in its discretion, at the time Limited Rights are awarded to a Participant, and as stated in the applicable Agreement, Limited Rights shall permit such a Participant to receive in cash for each share of Common Stock covered by a corresponding Option, in the case of a Limited Right granted in conjunction with an Option (without regard to the date on which the Option otherwise would be exercisable), or covered by a Limited Right granted alone, either (i) the highest market trading price per share of Common Stock reported on the Composite Tape during the sixty (60) days immediately preceding the date of the applicable Exercise Event or (ii) the highest market trading price per share of Common Stock reported on the Composite Tape on the date of exercise of the Limited Right, less the per share exercise price of the corresponding Option, in the case of a Limited Right granted in conjunction with an Option, or the exercise price of the Limited Right, as stated in the Agreement, in the case of a Limited Right granted alone. In the event that the Exercise Event is the consummation of a tender or exchange offer, the value per share set by the offeror shall be substituted for the highest market price per share provided in clause (i) of the preceding sentence if the value per share set by the offeror is higher than such highest market price per share. Limited Rights shall not extend the exercise period of any Option and, to the extent exercised, shall reduce the shares of Common Stock available under the Plan, pursuant to Section 4, and the shares of Common Stock covered by the Options to which such Limited Rights relate, if applicable.

     (f) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Appreciation Rights may be granted under the Plan to any Participant shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Stock Appreciation Rights which are cancelled continue to be counted against the Award Limit and if, after grant of a Stock Appreciation Right, the price of shares subject to such Stock Appreciation Right is reduced, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

     8. Terms and Conditions of Restricted Stock Awards. All awards of Restricted Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

     (a) Awards of Restricted Stock may be in addition to or in lieu of any other types of Awards granted under the Plan.

     (b) During a period set by the Committee at the time of each award of Restricted Stock (the "Restriction Period"), as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of the shares of Restricted Stock and any attempt by such recipient to sell, transfer, pledge, assign, encumber or otherwise dispose of such Restricted Stock shall constitute the immediate and automatic forfeiture of such Award.

     (c) Shares of Restricted Stock shall become free of all restrictions applicable thereto if the recipient dies or his or her employment with the Company or a Subsidiary terminates by reason of Permanent Disability, as determined by the Committee, during the Restriction Period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a Subsidiary during such period. If the Committee determines that any such recipient is not subject to a Permanent Disability or that a retiree's Restricted Stock is not to become free of restrictions, the Restricted Stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company.

     (d) Shares of Restricted Stock shall be forfeited and revert to the Company upon the recipient's termination of employment with the Company or a Subsidiary during the Restriction Period for any reason other than death, Permanent Disability or, to the extent determined by the Committee, retirement under a retirement plan of the Company or a Subsidiary except to the extent the Committee, at its sole discretion, finds that such forfeiture might not be in the best interest of the Company, and, therefore, waives all or part of the application of this provision to the Restricted Stock held by such recipient.

     (e) Each recipient of shares of Restricted Stock hereunder may, but need not, be issued one or more stock certificates in respect of such shares of Restricted Stock. Stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. As the Committee, in its discretion, may deem appropriate, in lieu of the issuance of certificates for any shares of Restricted Stock during the applicable Restriction Period, a "book entry" (i.e., a computerized or manual entry) may be made in the records of the Company, or its designated stock transfer agent, to evidence the ownership of such shares of Restricted Stock in the name of the applicable recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all recipients of Restricted Stock hereunder.

     (f) The recipient of shares of Restricted Stock shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall be subject to the same restrictions to the extent determined by the Committee.

     (g) In the event of any adjustment as provided in Section 17, or any stock or securities received as a dividend on shares of Restricted Stock, such new or additional shares or securities shall be subject to the same terms and conditions as relate to the original shares of Restricted Stock.

     (h) Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall, subject to paragraphs (d) and (e) of Section 18, then deliver Common Stock certificates evidencing such stock to the Participant.

     (i) Restricted Stock and any Common Stock received upon the expiration of the Restriction Period shall be subject to such other transfer restrictions and/or legending requirements that are imposed by the Committee, in its discretion, and specified in the Agreement.

     9. Bonuses or Other Compensation Payable in Stock. In lieu of cash bonuses or other compensation otherwise payable under the Company's or applicable Subsidiary's compensation practices to employees of either who are eligible to participate in the Plan, the Committee, in its discretion, may determine that such bonuses or other compensation shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses or other compensation shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its discretion. The number of shares of Common Stock payable in lieu of a bonus or other compensation otherwise payable shall be determined by dividing the amount of such bonus or other compensation by the Fair Market Value of one share of Common Stock on the date such bonus or other compensation is payable.

     10. Terms and Conditions of Other Stock-Based Awards. The Committee may grant to Participants Awards under the Plan that are valued in whole or in part by reference to, or otherwise based on Common Stock ("Other Stock-Based Awards"). The provisions of Other Stock-Based Awards need not be the same with respect to each recipient or each Award. The Committee, in its discretion, may grant Other Stock-Based Awards as it deems appropriate, including, by way of example and not in limitation, (i) to take advantage of the compensation practices or tax laws or accounting rules applicable at the time of grant of such an Award, even if such practices, laws and/or rules are different from those in effect on the effective date of the Plan, (ii) to reflect the financial situation of the Company from time to time or (iii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States. Other Stock-Based Awards shall take such form as the Committee, in its discretion, from time to time, determines, including, by way of example, and not in limitation, deferred stock, performance shares, performance units and convertible debentures. All Other Stock-Based Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms, conditions, restrictions and/or limitations, if any, not inconsistent with the Plan, as the Committee shall determine, in its discretion, and which are set forth in the applicable Agreement.

     (a) The recipient of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, Dividend Equivalents or interest with respect to the number of shares of Common Stock covered by such Award and such amounts (if any) may be deemed to be reinvested in additional Common Stock or otherwise reinvested, all as determined, at the time of grant of such Award or subsequently during the term of such Award, by the Committee, in its discretion, and stated in the Agreement.

     (b) An Other Stock-Based Award, and any Common Stock covered by such Award, may be forfeited to the extent determined by the Committee, in its discretion, and stated in the Agreement.

     (c) All Other Stock-Based Awards, and any Common Stock covered thereby, shall be forfeited upon termination of the recipient's employment with the Company or a Subsidiary; provided, however, the Committee may, in its discretion, determine, at or after the time an Other Stock-Based Award is granted, that if any such employment is terminated by reason of death or Permanent Disability or, to the extent that subsection (d) of this Section 10 is inapplicable to a Participant's Other Stock-Based Award, "normal retirement" under a retirement plan of the Company and/or a Subsidiary, or otherwise with the written consent of such employer any or all remaining limitations, restrictions or requirements, if any, imposed pursuant to the Plan or in the Agreement with respect to such Other Stock-Based Award shall be waived. The Committee may, in its discretion, otherwise modify or accelerate the exercisability or other terms and conditions of any Other Stock-Based Award to the extent that any such modification or acceleration is (i) permitted under, and not inconsistent with the Plan and (ii) in the best interests of the Company and provided that subsection (d) of this Section 10 is not applicable to such Other Stock-Based Award.

     (d) An Other Stock-Based Award based in whole or in part upon the attainment of particular performance goals established by the Committee is intended to qualify as "other performance-based compensation," as used in Code
Section 162(m)(4)(C). Such performance goals shall be determined over a measurement period or periods established by the Committee and shall relate to one or more Performance Criteria, as determined by the Committee, in its discretion. The maximum number of shares of Common Stock that may be awarded to a Participant subject to an Other Stock-Based Award shall not exceed the Award Limit.

     11. Dividend Equivalents. On the date of grant (or at any subsequent time during the applicable term) of any Other Stock-Based Award, the Committee may choose to include as part of such Other Stock-Based Award the right to receive Dividend Equivalents with respect to the Common Stock, or any portion thereof, subject to such Other Stock-Based Award. Any such Dividend Equivalents shall be calculated in the manner prescribed by the Committee, in its discretion, consistent with the Plan. Any such Dividend Equivalents shall be paid to the Participant for record dates during the period of time between such date of grant and the date the applicable Other Stock-Based Award is exercised or terminates. Dividend Equivalents shall be subject to such terms, conditions, restrictions and/or limitations as the Committee may establish and shall be paid in such form and manner and at such times as the Committee shall determine. Any Dividend Equivalents may, at the Committee's discretion, be converted into cash by such formula and at such time and subject to such limitations as may be determined by the Committee in its discretion, and any Dividend Equivalents that are not paid currently in cash may, at the discretion of the Committee, accrue interest or be reinvested into additional shares of Common Stock. The total number of shares of Common Stock available for delivery under the Plan under Section 4 shall not be reduced to reflect any Dividend Equivalents that are reinvested into additional shares of Common Stock.

     12. Deferral of Awards. In the discretion of the Committee, payment of any Award, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election (in the form prescribed by the Committee) by the Participant prior to the time established by the Committee for such purpose. All such deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with the requirements of applicable law, including, without limitation, the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest or other growth factors, at such rates or in such manner as are determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with Dividend Equivalents.

     13. Change in Control. (a) In the event of a change in control of the Company or a threatened or anticipated change in control of the Company, each as defined (if at all) by the Committee in the Agreement, the Committee may, in its discretion, provide in the Agreement that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Option or Stock Appreciation Right or Other Stock-Based Award or shares of Restricted Stock granted or awarded pursuant to the Plan;

          (ii) offer to purchase any outstanding Option or Stock Appreciation Right or Other Stock-Based Award or shares of Restricted Stock granted or awarded pursuant to the Plan from the holder thereof for its equivalent cash value, as determined by the Committee, in its discretion, as of the date of the change in control; or

          (iii) make adjustments or modifications to outstanding Options or Stock Appreciation Rights or Other Stock-Based Awards or with respect to Restricted Stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.

          In no event, however, may any Option be exercised after ten (10) years from the date it was originally granted.

     (b) The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan or an Agreement after a change in control of the Company; provided, however, such a Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

     14. Transfer, Leave of Absence. For purposes of the Plan: (a) a transfer of an employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of the employee.

     15. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

     (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to be retained in the service of the Company or its Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time with or without cause.

     (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected as a Participant or to be granted an Award.

     (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

     16. Tax Withholding Obligations. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state and local taxes in connection with any Awards (including, but not limited to, actions pursuant to the following paragraphs (b) and (c) of this Section 16).

     (b) If any Participant properly elects, within the period permitted under Section 83 of the Code after the date on which property subject to an Award is transferred to such Participant to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of transfer) of the Common Stock subject to such Award, such Participant shall pay, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, to pay to the Company, at the time of such election, any Federal, state or local taxes required to be withheld with respect to such Award. If any such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

     (c) Any Participant who does not or cannot make the election described in paragraph (a) of this Section 16 with respect to an Award shall (and in no event shall Common Stock be delivered to such Participant with respect to such Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock or other property subject to such Award, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant; provided, however, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Participant's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or to tender to the Company Common Stock or other marketable equity securities issued by the Company or a Subsidiary owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six (6) months prior to such tender valued at Fair Market Value on the date of such tender in full or partial satisfaction of such tax obligations.

     17. Changes in Capital. (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which Awards may be granted, the number and class of shares under (i) each Option and the option price per share, (ii) each Stock Appreciation Right and the exercise price thereof, (iii) each Other Stock-Based Award and the exercise price (or equivalent, if applicable) thereof and (iv) each award of Restricted Stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of any outstanding Options and/or Stock Appreciation Rights without change in the total price applicable to such Options and Stock Appreciation Rights.

     (b) If a transaction shall occur or be proposed which the Committee, in its discretion, determines may materially adversely affect the market value of the Common Stock after such transaction, the Committee may make such adjustments as it deems appropriate and equitable in respect of outstanding Awards, including, but not limited to: (i) cancel all restrictions on Restricted Stock previously awarded to Participants under the Plan, (ii) accelerate the time of exercise so that Options and/or Stock Appreciation Rights and/or Other Stock-Based Awards which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements, (iii) determine that the Options or Stock Appreciation Rights or Other Stock-Based Awards shall be adjusted and make such adjustments by substituting for Common Stock subject to such Options or Stock Appreciation Rights or Other Stock-Based Awards stock or other securities of any successor corporation to the Company or stock or other securities that may be issuable by another corporation in the transaction if such stock or other securities are publicly traded, or, if such stock or other securities are not publicly traded, by substituting stock or other securities of an affiliate of such corporation if the stock or other securities of such affiliate are publicly traded. In any such adjustment event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to option or other rights under an Award shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option or Stock Appreciation Right or Other Stock-Based Award had been exercised in full prior to such transaction or expiration date and the Participant exchanged all of such shares in the transaction. No Participant shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to such Participant. Any actions or determinations of the Committee under this paragraph (b) of
Section 17 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, any changes to Incentive Stock Options shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such Incentive Stock Options or adversely affect the tax status of such Incentive Stock Options.

     18. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

     (b) Subject to the provisions of the Plan and the applicable Agreement, an Award by its terms shall be personal and no Award may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the lifetime of a Participant, his or her Award shall be exercisable only by such Participant. In the event any Award is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof. Notwithstanding anything contained in the Plan to the contrary, at the Committee's discretion, an Agreement may permit the transfer of an Award other than an Incentive Stock Option by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Award shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise of such Award.

     (c) It is understood that the Committee may, at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any such Option, Stock Appreciation Right, Limited Right, Other Stock-Based Award, Restricted Stock and/or Dividend Equivalent subject to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with Federal and state securities laws and methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant's ability to exercise Awards under a cashless exercise program established by the Committee.

     (d) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or Stock Appreciation Right or Other Stock-Based Award may be exercised or Restricted Stock or bonus or other compensation payable in Common Stock may be transferred in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

     (e) The Committee may require Participants receiving Common Stock in connection with any Award under the Plan to represent and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (f) The Committee may, in its discretion, extend one or more loans to Participants who are key employees of the Company or a Subsidiary in connection with the exercise or receipt of an Award granted to any such employees. The terms and conditions of any such loan shall be set by the Committee.

     (g) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

     (h) From and after the date of approval of the Plan by the Company's stockholders, no subsequent awards of any kind shall be granted under the Company's Stock Incentive Plan approved by its shareholders in April 1990 (the "Predecessor Plan").

     (i)  Neither the adoption of the Plan nor anything contained herein shall
(i) affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary (other than the Predecessor Plan, as provided in paragraph (h) of this Section 18), or (ii) prevent or limit the right of the Company or any Subsidiary to (A) establish any other forms of incentives or compensation for their employees or consultants or directors, or (B) grant or assume options or other rights otherwise than under the Plan.

     (j) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except as superseded by applicable Federal law.

     19. Limits of Liability. (a) Any liability of the Company or a Subsidiary to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

     (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     20. Limitations Applicable to Certain Awards Subject to Section 16 and Code Section 162(m). Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an executive or officer of the Company who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time) that are requirements for the application of such exemptive rule, and the Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an officer or executive of the Company intended to qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as "other performance-based compensation" as described in
Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

     21. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan; provided, however, no amendment, alteration, suspension or termination shall be made which would impair the rights of any holder of an Award theretofore granted without his or her written consent or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy the then-applicable requirements of Rule 16b-3, or any requirements under the Code relating to Incentive Stock Options or for exemption from
Section 162(m) of the Code, or applicable state law), would:

          (a) except as is provided in Sections 4(a) and 17, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan;

          (b) change the class of persons eligible to receive an Award under the Plan; or

          (c) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

     The Committee may amend the terms of any Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall impair the previously accrued rights of any Participant without his or her written consent.

     22. Duration. Following adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Common Stock which is present and voted at a meeting, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest of the following dates or events to occur:

          (a) upon the effective date of a resolution adopted by the Board terminating the Plan;

          (b) the date all shares of Common Stock subject to the Plan are delivered pursuant to the Plan's provisions; or

          (c) ten (10) years from the date the Plan is approved by the Company's shareholders.

     No Award may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this
Section 22; however, Awards theretofore granted may extend beyond such date.

     No such termination of the Plan shall affect the rights of any Participant hereunder and all Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.